Exhibit 99.1

May 5, 2016

ALLIANCE DATA'S CARD SERVICES SIGNS NEW AGREEMENT WITH HOT
TOPIC TO LAUNCH NEW LOYALTY-DRIVEN CREDIT CARD PROGRAM

Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand, and commercial credit programs, has signed a new long-term agreement to provide private label credit card services for Hot Topic stores. Hot Topic is a leading mall and web-based specialty retailer offering music and pop culture-based licensed and influenced apparel and accessories, with more than 650 stores in the United States and Canada. Hot Topic, Inc. is owned by Sycamore Partners, which also owns Alliance Data clients Talbots and Torrid.

Under the new agreement, Alliance Data will offer a customized private label credit program for Hot Topic, designed to enhance long-term loyalty and deliver more frequent visits and larger transactions. Through the branded credit card and associated loyalty program, members will have the opportunity to not only earn rewards based on purchases, but to take advantage of experiential benefits as well. In addition, Hot Topic will leverage Alliance Data's advanced analytics capabilities, consumer insight expertise and real-time prescreen capabilities to maximize program growth.

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